Exhibit 2.2

MERGER AGREEMENT

This MERGER AGREEMENT (this “Agreement”) dated as of October 8, 2019, is entered into by and among Digital Innovative Limited, a Singapore public company limited by shares (“Singapore NewCo”), DIGITAL INNOVATIVE LIMITED, a British Virgin Islands company (“BVI NewCo”), and 8i Enterprises Acquisition Corp, a British Virgin Islands business company (“8i”).

W I T N E S S E T H :

A.	BVI NewCo is a wholly-owned subsidiary of Singapore NewCo.

B.	The respective boards of directors of BVI NewCo and 8i have each approved and adopted this Agreement and the transactions contemplated by this Agreement, in each case after making a determination that this Agreement and such transactions are advisable and fair to, and in the best interests of, such company and its shareholders.

C.	Pursuant to the transactions contemplated by this Agreement, BVI NewCo and 8i propose to enter into the articles of merger (the “Articles of Merger”), which shall contain the plan of merger (the “Plan of Merger” and, together with the Articles of Merger, the “Articles and Plan of Merger”), each substantially in the form set forth on Exhibit A hereto.

D.	On the terms and subject to the conditions set forth herein and as provided for in the Plan of Merger and in accordance with the laws of the British Virgin Islands, BVI NewCo will merge with and into 8i, with 8i as the surviving company and a subsequent wholly-owned subsidiary of Singapore NewCo (the “Merger”).

The parties hereto hereby agree as follows:

1. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the laws of the British Virgin Islands, at the Effective Time: (a) BVI NewCo shall merge with and into 8i; (b) the separate corporate existence of BVI NewCo shall cease; and (c) 8i shall continue its corporate existence under the laws of the British Virgin Islands as the surviving company (the “Surviving Corporation”) in the Merger and a subsidiary of Singapore NewCo.

2. Effective Time. The Merger shall become effective upon the time (the “Effective Time”) that the Articles of Merger are registered by the Registrar of Corporate Affairs in the British Virgin Islands, or at such other time as the parties hereto agree and include in the Articles of Merger. BVI NewCo and 8i shall execute the Articles of Merger and procure the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands promptly upon receipt of the required consent to the Merger from the shareholders of 8i at a meeting of the 8i shareholders held to approve, among other things, the Merger (the “8i Meeting”).

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3. Organizational Documents. At the Effective Time, in accordance with the Plan of Merger, the existing memorandum of association and articles of association of 8i shall be the memorandum and articles of association of the Surviving Corporation.

4. Directors and Officers. At the Effective Time, the directors and officers of 8i immediately prior to the Effective Time shall cease to hold office and the directors and officers of BVI NewCo immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time and shall hold office until the earlier of their respective death, resignation or removal or their respective successors are duly elected or appointed and qualified in the manner provided for in memorandum of association and the articles of association of the Surviving Corporation or as otherwise provided by the applicable laws of the British Virgin Islands.

5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo:

a. each ordinary share with no par value of 8i (each, an “8i Ordinary Shares”), issued and outstanding immediately prior to the Effective Time, other than the Dissenting Shares (as hereinafter defined), shall be automatically cancelled and cease to exist and the holder thereof shall in exchange receive one (1) validly issued and fully paid ordinary share of Singapore NewCo (each, a “Singapore NewCo Ordinary Share”) and the register of members of 8i will be amended accordingly;

b. each Dissenting Share shall be automatically cancelled and cease to exist in accordance with Section 7 of this Agreement in exchange for the right to receive the applicable payment set forth in Section 7 of this Agreement, and the register of members of 8i will be amended accordingly; and

c. each ordinary share with no par value of BVI NewCo issued and outstanding immediately prior to the Effective Time shall be automatically converted into an outstanding ordinary share with no par value in the Surviving Corporation and the register of members of the Surviving Corporation will be amended accordingly.

6. Other Equity Interests.

a. At the Effective Time, without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo, each Purchaser Warrant (as such term is defined in that certain Share Exchange Agreement, dated July 9, 2019, by and among, Diginex Ltd., the stockholders of Diginex Ltd. party thereto, Pelham Limited, as the stockholders’ representative, and 8i (the “Share Exchange Agreement”)) shall be automatically cancelled and cease to exist and for each such Purchaser Warrant, Singapore NewCo shall issue to each holder thereof an identical warrant to purchase ordinary shares of Singapore NewCo (the “Singapore NewCo Warrants”).

b. At the Effective Time, without any action on the part of BVI NewCo, 8i or the holders of issued and outstanding shares of 8i or BVI NewCo, each Purchaser Right (as such term is defined in the Share Exchange Agreement) shall be automatically cancelled and cease to exist and for each such Purchaser Right, Singapore NewCo shall issue to each holder thereof one-tenth (1/10) of one Singapore NewCo Ordinary Share; provided, however, that no fractional shares shall be issued and all fractional shares shall be rounded to the nearest whole share

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7. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary and to the extent available under the BVI Business Companies Act (as amended) (the “Act”), each holder of 8i Ordinary Shares who has validly exercised and not effectively withdrawn its right to dissent from the Merger and to receive payment of the fair value of its 8i Ordinary Shares pursuant to Section 179 of the Act (a “Dissenting Shareholder” and the 8i Ordinary Shares held by a Dissenting Shareholder, “Dissenting Shares”) shall be entitled to receive only payment of the fair value of its Dissenting Shares in accordance with Section 179 of the Act and each Dissenting Share shall be cancelled and cease to exist in exchange for the right to receive payment of their fair value in accordance with Section 179 of the Act. For the avoidance of doubt, any 8i Ordinary Share held by any member who shall have failed to exercise or who effectively withdraws its right to dissent from the Merger under Section 179 of the Act shall (a) not be deemed to be a Dissenting Share and (b) be deemed to have been cancelled and cease to exist, as of the Effective Time, in exchange for Singapore NewCo Ordinary Shares, as provided in Section 5(a) of this Agreement. As the approval of this Agreement and the Merger is to be presented as a proposal at the 8i Meeting (subject to any adjournment or recess of such meeting) to be approved by a majority of issued and outstanding 8i Ordinary Shares entitled to vote and voting on the proposal, pursuant to Section 179 of the Act, 8i shall serve written notice of the authorization of the Merger to each member of 8i who has given a dissenter’s written notice of objection to the Merger as required under Section 179 of the Act and has not voted for the Merger at the 8i Meeting within twenty (20) days immediately following the date on which the authorization is obtained.

8. Issuance of Singapore NewCo Ordinary Shares. Singapore NewCo hereby agrees to issue the Singapore NewCo Ordinary Shares to the holders of 8i Ordinary Shares at the Effective Time, in accordance with Sections 5(a) and 6(b) of this Agreement, as well as the issuance of the Singapore NewCo Warrants in accordance with Section 6(a) of this Agreement and the other terms and conditions set forth in this Agreement.

9. Further Assurances. The parties hereto shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

10. Representations and Warranties of Singapore NewCo. Singapore NewCo hereby represents and warrants to 8i as follows:

a. Corporate Existence and Power. Singapore NewCo is a public company limited by shares duly incorporated, validly existing and in good standing under the laws of Singapore. Singapore NewCo has all company power and authority to own and operate its properties and assets and to carry on its business as presently conducted. Singapore NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

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b. Corporate Authorization. The execution, delivery and performance by Singapore NewCo of this Agreement and the consummation by Singapore NewCo of the transactions contemplated hereby are within the corporate powers of Singapore NewCo and have been duly authorized by all necessary corporate action on the part of Singapore NewCo. This Agreement has been duly executed and delivered by Singapore NewCo and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of Singapore NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Neither the execution, delivery or performance of this Agreement by Singapore NewCo requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by Singapore NewCo of this Agreement and the consummation by Singapore NewCo of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of Singapore NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon Singapore NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of Singapore NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which Singapore NewCo is entitled under any provision of any contract to which Singapore NewCo is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of Singapore NewCo, or on any material properties or assets of Singapore NewCo.

e. Capitalization. The share capital of Singapore NewCo consists of one (1) validly issued and unpaid ordinary share as of the date hereof. No other shares of capital stock or other voting securities of Singapore NewCo are issued, reserved for issuance or outstanding. No Singapore NewCo Ordinary Shares have been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act (Cap. 50) of Singapore, Singapore NewCo’s organizational documents or any contract to which Singapore NewCo is a party or by which Singapore NewCo is bound. The Singapore NewCo Ordinary Shares to be issued to the holders of 8i Ordinary Shares at the Effective Time will be duly authorized, validly issued and fully paid at the Effective Time.

11. Representations and Warranties of BVI NewCo. BVI NewCo hereby represents and warrants to 8i as follows:

a. Corporate Existence and Power. BVI NewCo is a BVI business company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. BVI NewCo has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. BVI NewCo is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

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b. Corporate Authorization. The execution, delivery and performance by BVI NewCo of this Agreement and the consummation by BVI NewCo of the transactions contemplated hereby are within the corporate powers of BVI NewCo and have been duly authorized by all necessary corporate action on the part of BVI NewCo. This Agreement has been duly executed and delivered by BVI NewCo and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of BVI NewCo, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Other than the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands, neither the execution, delivery or performance of this Agreement by BVI NewCo requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by BVI NewCo of this Agreement and the consummation by BVI NewCo of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of BVI NewCo, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon BVI NewCo, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of BVI NewCo or require any payment or reimbursement or to a loss of any material benefit relating to its business to which BVI NewCo is entitled under any provision of any contract to which BVI NewCo is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of BVI NewCo, or on any material properties or assets of BVI NewCo.

12. Representations and Warranties of 8i. 8i hereby represents and warrants to Singapore NewCo as follows:

a. Corporate Existence and Power. 8i is a BVI business company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands. 8i has all corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. 8i is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

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b. Corporate Authorization. The execution, delivery and performance by 8i of this Agreement and the consummation by 8i of the transactions contemplated hereby are within the corporate powers of 8i and, upon obtaining the required consent to the Merger from the shareholders of 8i at the 8i Meeting, will be duly authorized by all necessary corporate action on the part of 8i. This Agreement has been duly executed and delivered by 8i and assuming the due authorization and execution by each other party hereto, this Agreement constitutes, a valid and legally binding agreement of 8i, enforceable against it in accordance with its and their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

c. Governmental Authorization. Other than the registration of the Articles of Merger by the Registrar of Corporate Affairs in the British Virgin Islands, neither the execution, delivery or performance of this Agreement by 8i requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any governmental authority.

d. Non-Contravention. The execution, delivery and performance by 8i of this Agreement and the consummation by 8i of the transactions contemplated hereby do not and will not (i) contravene or conflict with the organizational or constitutive documents of 8i, or (ii) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order, writ, or decree binding upon 8i, (iii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of 8i or require any payment or reimbursement or to a loss of any material benefit relating to its business to which 8i is entitled under any provision of any contract to which 8i is a party, or (iv) result in the creation or imposition of any liens, security interests, rights of first refusal, restrictions, proxies and other encumbrances of any kind whatsoever on any shares of 8i, or on any material properties or assets of 8i.

13. Termination.

a. This Agreement may be terminated at any time prior to the Effective Time by written consent of the parties hereto.

b. In the event that 8i fails to receive the approval of the shareholders of 8i at the 8i Meeting (subject to any adjournment or recess of such special meeting), Singapore NewCo and 8i, at their sole option, shall have the right to terminate this Agreement, by written notice to the other parties hereto.

14. Miscellaneous.

a. Entire Agreement. This Agreement, together with the Merger Agreement, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth in this Agreement or the Merger Agreement. This Agreement supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

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b. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

c. Severability. A determination by a court or other legal authority of competent jurisdiction that any provision of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties hereto shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

d. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party hereto an executed counterpart or the earlier delivery to each party hereto an original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

e. Captions. Captions are not a part of this Agreement, but are included for convenience, only.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

8i:

8i Enterprises Acquisition Corp

By:	/s/ James Tan
Name:	James Tan
Title:	CEO

Singapore NewCo:

Digital Innovative Limited

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

BVI NewCo:

DIGITAL INNOVATIVE LIMITED

By:	/s/ Paul Ewing
Name:	Paul Ewing
Title:	Director

[Signature page to Merger Agreement]

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